Exhibit 99.1

TREAN INSURANCE GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2020 RESULTS

- 37% Year-over-Year Growth in Fourth Quarter 2020 Gross Written Premiums to $134.5 Million -

- Net Income of $8.1 Million, Diluted Earnings per Share of $0.16 -

- Adjusted Net Income of $11.2 Million, Adjusted Diluted Earnings per Share of $0.22 -

Wayzata, MN, March 24, 2021 – Trean Insurance Group, Inc. (Nasdaq: TIG) (“Trean” or the “Company”), a leading provider of products and services to the specialty insurance market, today reported results for the fourth quarter and full year ended December 31, 2020.

Fourth Quarter 2020 Highlights

•	Gross written premiums increased 37.4% to $134.5 million, compared to $97.9 million in the fourth quarter of 2019

•	Loss ratio of 27.4%, a 180 basis point improvement compared to 29.2% in the fourth quarter of 2019

•

Expense ratio of 41.4%, compared to 23.8% in the fourth quarter of 2019; expense ratio for the fourth quarter of 2020 included $5.2 million of various accrual true-ups related to profit sharing, ceding commissions and deferred acquisition costs. Excluding the accrual true-ups, the expense ratio would have been 27.2%

•	Combined ratio of 68.8%, versus 53.0% in the prior-year period

•	Net income was $8.1 million and diluted earnings per share was $0.16

•	Adjusted net income(1) was $11.2 million, and adjusted diluted earnings per share was $0.22

•	Return on equity of 8.0%; Adjusted return on equity(1) of 11.0%; Adjusted return on tangible equity was 23.4%(1)

(1)	Adjusted net income, adjusted return on equity, adjusted return on tangible equity and underwriting income are non-GAAP financial measures. See discussion of “Key Metrics” below.

“Our fourth quarter performance capped off a landmark year for Trean, as we generated record year-over-year quarterly gross written premiums growth and solid profitability,” stated Andrew M. O’Brien, President and Chief Executive Officer of Trean. “Along with excellent contributions from our new program partners, we continued to make very strong progress in growing our non-workers compensation liability business, providing us with further diversification of our premiums and mitigating overall concentration risk. Furthermore, our continued prudent underwriting approach and ability to quickly and fairly resolve claims led us to another solid quarter of loss ratio improvement. We entered 2021 very well positioned with a proven and resilient business model, a robust balance sheet and myriad opportunities to expand workers compensation and other insurance lines. We expect to capitalize on our advantages this year as we accelerate investments to ensure future growth. These efforts will provide our program partners with significant support and enable us to generate sustainable and profitable long-term growth.”

Full Year 2020 Highlights

•	Gross written premiums increased 17.7% to $484.2 million, compared to $411.4 million in 2019

•	Loss ratio of 46.8%, a 480 basis point improvement compared to 51.6% in 2019

•	Expense ratio of 35.6%, compared to 24.2% in 2019

•	Combined ratio of 82.4%, versus 75.8% in the prior-year period

•	Net income was $90.8 million; adjusted net income(1) was $32.8 million

•	Return on equity of 32.9%; Adjusted return on equity(1) of 11.9%; Adjusted return on tangible equity(1) was 19.7%

(1)	Adjusted net income, adjusted return on equity, adjusted return on tangible equity and underwriting income are non-GAAP financial measures. See discussion of “Key Metrics” below.

Underwriting Results

Gross written premiums increased 37.4% to $134.5 million for the fourth quarter of 2020, compared to $97.9 million for the fourth quarter of 2019, primarily attributable to the addition of new program partners brought on board throughout 2020, growth in Trean’s existing program partner business and the acquisition of 7710 Insurance Company in the fourth quarter of 2020. Net earned premiums of $36.8 million grew 72.5% compared to the prior year’s fourth quarter, driven by the increase in gross written and gross earned premiums, partially offset by an increase in ceded earned premiums compared to the prior-year period.

Underwriting income(1) was $11.4 million, resulting in a combined ratio of 68.8% for the fourth quarter of 2020, compared to underwriting income of $10.0 million and a combined ratio of 53.0% for the prior-year period. Losses and loss adjustment expenses for the fourth quarter of 2020 were $10.1 million, which resulted in a 27.4% loss ratio, a 180 basis point improvement compared to 29.2% in the prior-year period. The improvement in the loss ratio during the fourth quarter was primarily attributable to an increase in favorable loss reserve estimate true-ups made during the fourth quarter of 2020 versus the fourth quarter of 2019.

General and administrative expenses were $15.2 million for the fourth quarter of 2020, compared to $5.1 million for the prior-year period. The Company’s expense ratio was 41.4% for the fourth quarter of 2020, compared to 23.8% for the prior-year period, primarily attributable to $5.2 million of various accrual true-ups related to profit sharing, ceding commissions and deferred acquisition costs, as well as a rise in net agent commissions resulting from the Company’s increased retention, higher salaries and benefits resulting primarily from acquisitions made in 2020 and an expanded workforce, and an increase in insurance and professional service expenses.

The fourth quarters of 2020 and 2019 included certain non-recurring legal and other expenses, intangible asset amortization related to acquisitions and noncash stock compensation. Adjusted net income(1), which excludes those items and their related tax impact, for the fourth quarter of 2020 was $11.2 million, compared to adjusted net income of $11.4 million for the prior-year period. Adjusted diluted earnings per share for the fourth quarter of 2020 were $0.22.

Investment Results

Net investment income was $1.7 million for the fourth quarter of 2020, comparable with the prior-year period. Cash and invested assets consist primarily of fixed maturities, equity securities and cash equivalents. The majority of the Company’s investment portfolio at December 31, 2020 was comprised of fixed maturity securities that were classified as available-for-sale of $405.6 million. Also included in investments at December 31, 2020 were $3.8 million of equity securities and $153.1 million of cash and cash equivalents. The Company’s fixed maturities portfolio had an average rating of “AA” at both December 31, 2020 and December 31, 2019.

Other

Other revenue was $0.8 million for the fourth quarter of 2020, compared to $1.1 million for the prior-year period, largely driven by reduced brokerage fees earned due to the changes in estimated premiums on reinsurance contracts.

Stockholders’ Equity and Returns

Total stockholders’ equity was $410.1 million at December 31, 2020, compared to $141.6 million at December 31, 2019. Return on equity was 8.0% for the fourth quarter of 2020, compared to 31.2% for the prior-year period, and adjusted return on equity(1) was 11.0% for the fourth quarter of 2020, compared to 33.5% for the prior-year period. The change in return on equity reflected a significant increase in the Company’s stockholders’ equity, primarily resulting from the increases in additional paid-in capital related to the IPO and retained earnings since December 2019. Return on tangible equity was 16.9% for the fourth quarter of 2020, compared to 31.9% for the prior-year period and adjusted return on tangible equity was 23.4% for the fourth quarter of 2020, compared to 34.3% for the prior-year period.

Webcast and Conference Call

A webcast and conference call to discuss the Company’s results will be held today beginning at 5:00 p.m. (Eastern Time). The audio webcast is accessible through the investor relations section of the Company’s website at https://investors.trean.com.

The dial-in number for the conference call is (877) 407-3982 (toll-free) or (201) 493-6780 (international), conference ID# 13715046. Any person interested in listening to the call should dial in or access the website at least 10 minutes before the call.

A replay of the call will be available at https://investors.trean.com for one year following the call.

Key Metrics

The Company discusses certain key financial and operating metrics, described below, which provide useful information about its business and the operational factors underlying its financial performance.

Underwriting income is a non-GAAP financial measure defined as income before taxes excluding net investment income, investment revaluation gains, net realized capital gains or losses, IPO-related expenses, intangible asset amortization, noncash stock compensation, interest expense, other revenue and other income and expenses. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of underwriting income to income before taxes in accordance with GAAP.

Adjusted net income is a non-GAAP financial measure defined as net income excluding the impact of various unusual events, including the consummation of the reorganization transactions in connection with our IPO, noncash intangible asset amortization and stock compensation, other expenses and gains or losses that the Company does not believe reflect its core operating performance, which items may have a disproportionate effect in a given period, affecting comparability of the Company’s results. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of adjusted net income to net income in accordance with GAAP.

Loss ratio, expressed as a percentage, is the ratio of losses and loss adjustment expenses to net earned premiums.

Expense ratio, expressed as a percentage, is the ratio of general and administrative expenses to net earned premiums.

Combined ratio is the sum of the loss ratio and the expense ratio. A combined ratio under 100% generally indicates an underwriting profit. A combined ratio over 100% generally indicates an underwriting loss.

Return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

Adjusted return on equity is a non-GAAP financial measured defined as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of adjusted return on equity to return on equity in accordance with GAAP.

Tangible stockholders’ equity is defined as stockholders’ equity less goodwill and other intangible assets.

Return on tangible equity is a non-GAAP financial measure defined as net income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders’ equity during the period.

Adjusted return on tangible equity is a non-GAAP financial measure defined as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders’ equity during the period. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of adjusted return on tangible equity to return on equity in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are not historical or current facts. These statements may discuss the Company’s net income, cash flow, financial condition, impairments, expenditures, growth, strategies, plans, achievements, capital structure, organizational structure, market opportunities and general market and industry conditions. Such forward-looking statements can be identified by words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “believe,” “seek,” “outlook,” “future,” “will,” “would,” “should,” “could,” “may,” “can have,” “likely” and similar terms. Forward-looking statements are based on management’s current expectations and assumptions about future events. These statements are only predictions and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements if the underlying assumptions prove to be incorrect or as a result of risks, uncertainties, and other factors, including the impact of the COVID-19 pandemic on the business and operations of the Company, our program partners and other business relations. Other factors that may cause such differences include the risks described in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. These forward-looking statements speak only as of the date on which they are made. Except as required by applicable securities laws, the Company disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments, changes in assumptions or otherwise. Investors are cautioned not to place undue reliance on the forward-looking statements contained in this press release or in other filings and public statements of the Company.

About Trean Insurance Group, Inc.

Trean Insurance Group, Inc. (Nasdaq: TIG) provides products and services to the specialty insurance market. Trean underwrites specialty casualty insurance products both through its program partners and its own managing general agencies. Trean also provides its program partners with a variety of services including issuing carrier services, claims administration and reinsurance brokerage. Trean is licensed to write business across 49 states and the District of Columbia. For more information, please visit www.trean.com.

Contacts

Investor Relations

investor.relations@trean.com

(952) 974-2260

Trean Insurance Group, Inc. and Subsidiaries

Consolidated and Combined Statements of Operations

(in thousands, except for percentages)

	Three Months Ended December 31,			Percentage Change (1)	Year Ended December 31,			Percentage Change (1)
	2020	2019	Change		2020	2019	Change
Revenues
Gross written premiums	$134,494	$97,913	36,581	37.4%	$484,249	$411,401	72,848	17.7%
Increase in gross unearned premiums	(12,614)	4,501	(17,115)	NM	(52,215)	(13,598)	(38,617)	NM

Gross earned premiums	121,880	102,414	19,466	19.0%	432,034	397,803	34,231	8.6%
Ceded earned premiums	(85,107)	(81,098)	(4,009)	4.9%	(323,567)	(311,325)	(12,242)	3.9%

Net earned premiums	36,773	21,316	15,457	72.5%	108,467	86,478	21,989	25.4%
Net investment income	1,671	1,667	4	0.2%	8,324	6,245	2,079	33.3%
Gain on revaluation of Compstar	—	—	—	NM	69,846	—	69,846	NM
Net realized capital gains (losses)	20	(22)	42	(190.9)%	3,365	667	2,698	NM
Other revenue	781	1,076	(295)	(27.4)%	12,104	9,125	2,979	32.6%

Total revenue	39,245	24,037	15,208	63.3%	202,106	102,515	99,591	97.1%
Expenses
Losses and loss adjustment expenses	10,093	6,215	3,878	62.4%	50,774	44,661	6,113	13.7%
General and administrative expenses	15,231	5,065	10,166	NM	38,668	20,959	17,709	84.5%
Other expenses	2,373	—	2,373	NM	13,427	—	13,427	NM
Intangible asset amortization	1,419	11	1,408	NM	2,573	46	2,527	NM
Noncash stock compensation	199	—	199	NM	506	—	506	NM
Interest expense	440	486	(46)	(9.5)%	1,922	2,169	(247)	(11.4)%

Total expenses	29,755	11,777	17,978	152.7%	107,870	67,835	40,035	59.0%
Other income	762	3	759	NM	1,025	121	904	NM

Income before taxes	10,252	12,263	(2,011)	(16.4)%	95,261	34,801	60,460	173.7%
Provision for income taxes	2,146	2,670	(524)	(19.6)%	6,825	7,074	(249)	(3.5)%
Equity earnings in affiliates, net of tax	—	1,064	(1,064)	(100.0)%	2,333	3,558	(1,225)	(34.4)%

Net income	$8,106	$10,657	(2,551)	(23.9)%	$90,769	$31,285	59,484	190.1%

Earnings per share:
Basic	$0.16	$0.29			$2.08	$0.84
Diluted	$0.16	$0.29			$2.07	$0.84

Weighted average shares outstanding:
Basic	51,148,782	37,386,394			43,744,003	37,386,394
Diluted	51,150,187	37,386,394			43,744,744	37,386,394

(1)	The Company defines increases or decreases greater than 200% as “NM” or not meaningful.

Key Metrics

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2020	2019	2020	2019
Key metrics:
Underwriting income (1)	$11,449	$10,036	$19,025	$20,858
Adjusted net income (1)	$11,179	$11,435	$32,779	$33,231
Loss ratio	27.4%	29.2%	46.8%	51.6%
Expense ratio	41.4%	23.8%	35.6%	24.2%
Combined ratio	68.8%	53.0%	82.4%	75.8%
Return on equity	8.0%	31.2%	32.9%	25.5%
Adjusted return on equity (1)	11.0%	33.5%	11.9%	27.0%
Return on tangible equity (1)	16.9%	31.9%	54.6%	26.1%
Adjusted return on tangible equity (1)	23.4%	34.3%	19.7%	27.7%

(1)

Adjusted net income, adjusted return on equity, return on tangible equity, adjusted return on tangible equity and underwriting income are non-GAAP financial measures. See “Reconciliation of Non-GAAP Financial Measures” below for a reconciliation to the applicable GAAP measure.

Trean Insurance Group, Inc. and Subsidiaries

Consolidated and Combined Balance Sheets

(in thousands)

	December 31, 2020	December 31, 2019
Assets
Fixed maturities, available for sale	$405,604	$337,865
Preferred stock, available for sale	240	343
Common stock, available for sale	3,534	492
Equity method investments	232	12,173

Total investments	409,610	350,873

Cash and cash equivalents	153,149	74,268
Restricted cash	4,085	1,800
Accrued investment income	2,458	2,468
Premiums and other receivables	109,217	62,460
Income taxes receivable	1,322	—
Related party receivables	—	22,221
Reinsurance recoverable	343,213	307,338
Prepaid reinsurance premiums	107,971	80,088
Deferred policy acquisition cost, net	1,332	2,115
Property and equipment, net	8,254	7,937
Right of use asset	6,338	—
Deferred tax asset	—	1,367
Goodwill	140,640	2,822
Intangible assets, net	75,316	—
Other assets	6,878	3,277

Total assets	$1,369,783	$919,034

Liabilities
Unpaid loss and loss adjustment expenses	$457,817	$406,716
Unearned premiums	157,987	103,789
Funds held under reinsurance agreements	174,704	163,445
Reinsurance premiums payable	57,069	53,620
Accounts payable and accrued expenses	61,240	14,995
Lease liability	6,893	—
Income taxes payable	—	714
Deferred tax liability	12,329	—
Long-term debt	31,637	29,040

Total liabilities	959,676	772,319

Redeemable preferred stock	—	5,100

Stockholders’ Equity
Common stock	511	—
Members’ equity	—	78,438
Additional paid-in capital	287,110	17,995
Retained earnings	112,959	40,361
Accumulated other comprehensive loss	9,527	4,821

Total stockholders’ equity	410,107	141,615

Total liabilities and stockholders’ equity	$1,369,783	$919,034

Reconciliation of Non-GAAP Financial Measures

Underwriting income

The Company defines underwriting income as income before taxes excluding net investment income, investment revaluation gains, net realized capital gains or losses, IPO-related expenses, intangible asset amortization, noncash stock compensation, interest expense, other revenue and other income and expenses. Underwriting income represents the pre-tax profitability of the Company’s underwriting operations and allows management to evaluate the Company’s underwriting performance without regard to investment income, IPO-related expenses, intangible asset amortization, noncash stock compensation, interest expense, other revenue and other income and expenses. The Company uses this metric because the Company believes it gives management and other users of the Company’s financial information useful insight into the Company’s underwriting business performance by adjusting for these expenses and sources of income. Underwriting income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define underwriting income differently.

	Three Months Ended December 31,		Percentage Change (1)	Year Ended December 31,		Percentage Change (1)
(in thousands, except percentages)	2020	2019		2020	2019
Net income	$8,106	$10,657	(23.9)%	$90,769	$31,285	190.1%
Income tax expense	2,146	2,670	(19.6)%	6,825	7,074	(3.5)%
Equity earnings in affiliates, net of tax	—	(1,064)	(100.0)%	(2,333)	(3,558)	(34.4)%

Income before taxes	10,252	12,263	(16.4)%	95,261	34,801	173.7%
Other revenue	(781)	(1,076)	(27.4)%	(12,104)	(9,125)	32.6%
Net investment income	(1,671)	(1,667)	0.2%	(8,324)	(6,245)	33.3%
Gain on revaluation of Compstar	—	—	NM	(69,846)	—	NM
Net realized capital gains (losses)	(20)	22	(190.9)%	(3,365)	(667)	NM
Interest expense	440	486	(9.5)%	1,922	2,169	(11.4)%
Other expenses	2,373	—	NM	13,427	—	NM
Intangible asset amortization	1,419	11	NM	2,573	46	NM
Noncash stock compensation	199	—	NM	506	—	NM
Other income	(762)	(3)	NM	(1,025)	(121)	NM

Underwriting income	$11,449	$10,036	14.1%	$19,025	$20,858	(8.8)%

(1)	The Company defines increases or decreases greater than 200% as “NM” or not meaningful.

Adjusted net income

The Company defines adjusted net income as net income excluding the impact of certain items, including the consummation of the reorganization transactions in connection with the IPO, noncash intangible asset amortization and stock compensation, other expenses and gains or losses that the Company believes do not reflect its core operating performance, which items may have a disproportionate effect in a given period, affecting comparability the Company’s results across periods. The Company calculates the tax impact only on adjustments that would be included in calculating the Company’s income tax expense using the effective tax rate at the end of each period. The Company uses adjusted net income as an internal performance measure in the management of its operations because the Company believes it gives its management and other users of its financial information useful insight into the Company’s results of operations and underlying business performance by eliminating the effects of these items. Adjusted net income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define adjusted net income differently.

	Three Months Ended December 31,		Percentage Change (1)
(in thousands, except percentages)	2020	2019
Net income	$8,106	$10,657	(23.9)%
Intangible asset amortization	1,419	11	NM
Noncash stock compensation	199	—	NM
Expenses associated with Altaris management fee, including cash bonuses paid to unitholders	—	442	(100.0)%
Expenses associated with IPO and other one-time legal and consulting expenses	—	463	(100.0)%
Expenses related to debt issuance costs, including OID amortization	—	26	(100.0)%
FMV adjustment of remaining investment in subsidiary	—	34	(100.0)%
Other expenses	2,373	—	NM

Total adjustments	3,991	976	NM
Tax impact of adjustments	(918)	(198)	NM

Adjusted net income	$11,179	$11,435	(2.2)%

	Year Ended December 31,		Percentage Change (1)
(in thousands, except percentages)	2020	2019
Net income	$90,769	$31,285	190.1%
Intangible asset amortization	2,573	46	NM
Noncash stock compensation	506	—	NM
Expenses associated with Altaris management fee, including cash bonuses paid to unitholders	883	1,765	(50.0)%
Expenses associated with IPO and other one-time legal and consulting expenses	1,845	1,292	42.8%
Expenses related to debt issuance costs, including OID amortization	135	101	33.7%
FMV adjustment of remaining investment in subsidiary	(71,846)	—	NM
Net gain on purchase & disposal of subsidiaries	(3,115)	(600)	NM
Other expenses	13,427	—	NM

Total adjustments	(55,592)	2,604	NM
Tax impact of adjustments	(2,398)	(658)	NM

Adjusted net income	$32,779	$33,231	(1.4)%

(1)	The Company defines increases or decreases greater than 200% as “NM” or not meaningful.

Adjusted return on equity

The Company defines adjusted return on equity as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. The Company uses adjusted return on equity as an internal performance measure in the management of its operations because the Company believes it gives management and other users of the Company’s financial information useful insight into the Company’s results of operations and underlying business performance by adjusting for items that the Company believes do not reflect its core operating performance and that may diminish comparability across periods. Adjusted return on equity should not be viewed as a substitute for return on equity calculated in accordance with GAAP, and other companies may define adjusted return on equity differently.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2020	2019	2020	2019
Adjusted return on equity calculation:
Numerator: adjusted net income	$11,179	$11,435	$32,779	$33,231
Denominator: average stockholders’ equity	405,930	136,430	275,861	122,873

Adjusted return on equity	11.0%	33.5%	11.9%	27.0%

Return on equity	8.0%	31.2%	32.9%	25.5%

Return on tangible equity and adjusted return on tangible equity

The Company defines tangible stockholders’ equity as stockholders’ equity less goodwill and other intangible assets. The Company defines return on tangible equity as net income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders’ equity during the period. The Company defines adjusted return on tangible equity as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending tangible stockholders’ equity during the period. The Company regularly evaluates acquisition opportunities and have historically made acquisitions that affect stockholders’ equity. The Company uses return on tangible equity and adjusted return on tangible equity as internal performance measures in the management of the Company’s operations because the Company believes they give management and other users of its financial information useful insight into the Company’s results of operations and underlying business performance by adjusting for the effects of acquisitions on the Company’s stockholders’ equity and, in the case of adjusted return on tangible equity, by adjusting for items that the Company believes do not reflect its core operating performance and that may diminish comparability across periods. Return on tangible equity and adjusted return on tangible equity should not be viewed as substitutes for return on equity calculated in accordance with GAAP, and other companies may define return on tangible equity and adjusted return on tangible equity differently.

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2020	2019	2020	2019
Return on tangible equity calculation:
Numerator: net income	$8,106	$10,657	$90,769	$31,285
Denominator:
Average stockholders’ equity	405,930	136,430	275,861	122,873
Less: Average goodwill and other intangible assets	214,484	2,982	109,466	2,999

Average tangible stockholders’ equity	191,446	133,448	166,395	119,874

Return on tangible equity	16.9%	31.9%	54.6%	26.1%

Return on equity	8.0%	31.2%	32.9%	25.5%

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2020	2019	2020	2019
Adjusted return on tangible equity calculation:
Numerator: adjusted net income	$11,179	$11,435	$32,779	$33,231
Denominator: average tangible stockholders’ equity	191,446	133,448	166,395	119,874

Adjusted return on tangible equity	23.4%	34.3%	19.7%	27.7%

Return on equity	8.0%	31.2%	32.9%	25.5%